EXHIBIT 24.1



POWER OF ATTORNEY

The undersigned directors of Sky Financial Group, Inc. hereby authorize and appoint Marty E. Adams, Chairman, President and C.E.O., and/or Kevin T. Thompson, Executive Vice President and C.F.O., as our agents, as attorneys-in-fact, with full power to act for us and all of us, for the purpose of subscribing our names to the Form 10-K thereof to be filed with the Securities and Exchange Commission, and for the purpose of making any changes or amendments necessary or desirable to such documents and to any documents ancillary thereto, with the same powers and to the same effect as we may do if personally present:

Signed in counterpart and dated this 21st day of March, 2001.

/s/ George N. Chandler II             /s/ Robert C. Duvall
George N. Chandler II                 Robert C. Duvall

/s/ D. James Hilliker                 /s/ Richard R. Hollington, Jr.
D. James Hilliker                     Richard R. Hollington, Jr.

                                      /s/ Jonathan A. Levy
Fred H. Johnson, III                  Jonathan A. Levy

/s/ James C. McBane                   /s/ Gerard P. Mastroianni
James C. McBane                       Gerard P. Mastroianni

/s/ Thomas J. O'Shane                 /s/ Edward J. Reiter
Thomas J. O'Shane                     Edward J. Reiter

/s/ Gregory L. Ridler                 /s/ Emerson J. Ross, Jr.
Gregory L. Ridler                     Emerson J. Ross, Jr.

/s/ C. Gregory Spangler               /s/ Robert E. Spitler
C. Gregory Spangler                   Robert E. Spitler

/s/ Joseph N. Tosh, II
Joseph N. Tosh, II